Exhibit 99.1

                                                      NEWS RELEASE

MICROCHIP                                       INVESTOR RELATIONS CONTACT:
 [LOGO]                                  Gordon Parnell - CFO ... (480) 792-7374



                         MICROCHIP TECHNOLOGY ANNOUNCES
                FIRST QUARTER FISCAL YEAR 2004 FINANCIAL RESULTS

          o    FIRST QUARTER FISCAL YEAR 2004 NET SALES UP 2% OVER PRIOR YEAR
          o FIRST QUARTER FISCAL YEAR 2004 PRO FORMA NET INCOME UP 12% OVER PRIOR YEAR
          o CASH AND CASH EQUIVALENTS INCREASED $56 MILLION IN FIRST QUARTER FISCAL YEAR 2004

CHANDLER, Arizona - July 17, 2003 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months ended June 30, 2003. Net sales for the first quarter of fiscal year 2004 were $161.3 million, up 1% sequentially from $159.7 million in the immediately preceding quarter, and up 2% from sales of $157.5 million in the prior year's first quarter. Pro forma net income for the first quarter of fiscal 2004 was $33.5 million or 16 cents per diluted share, up 2% from net income of $33.0 million or 16 cents per diluted share in the immediately preceding quarter, and up 12% from pro forma net income of $30.1 million or 14 cents per diluted share in the prior year's first quarter. On a GAAP basis, net income for the first quarter of fiscal 2004 was $13.5 million, or 6 cents per diluted share. Pro forma diluted earnings per share for the first quarter of fiscal 2004 excludes the effects of special charges of $33.4 million which consisted of $30.6 million of accelerated depreciation relating to the closure of Fab 1 and $2.8 million of additional charges principally for contract cancellation, severance, and other related costs. A reconciliation of the Company's GAAP results to its pro forma results is included later in this press release.

The Company expects to declare a quarterly cash dividend within the next week. Microchip initiated quarterly cash dividend payments in the third quarter of fiscal year 2003 and increased the cash dividend amount in the fourth quarter of fiscal year 2003.

"I was pleased that Microchip returned to a pattern of revenue growth in the June quarter, especially given the backdrop of current business challenges, particularly in Asia, that we have been experiencing," said Steve Sanghi, Microchip's President and CEO.

                                  - - MORE - -

                        Microchip Technology Incorporated
                2355 West Chandler Blvd. Chandler, AZ 85224-6199
                   Main Office 480-792-7200 FAX 480-899-9210

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

"The closure of Fab 1 and consolidation with Fab 2 was achieved flawlessly by our manufacturing team, establishing fab capacity levels that will reduce our future inventory levels. We closed the June quarter with 134 days of inventory, and anticipate being at the top end of our target range of 110 days by the end of the fiscal year," Mr. Sanghi continued.

"From a market presence standpoint we were delighted to achieve our goal of reaching the number one position for 8-bit microcontroller shipments. The market share gains we achieved in calendar year 2002 reflect the strength of our brand name and the broad product offering that supports our customers," said Mr. Sanghi.

"We anticipate improvement of our business model in the September quarter, with Asia and the Americas being our strongest geographies. We expect net sales to grow sequentially between 1 to 6% in the September quarter," Mr. Sanghi concluded.

MICROCHIP'S FIRST QUARTER FISCAL YEAR 2004 HIGHLIGHTS:

o Microchip achieved the number one position in worldwide 8-bit microcontroller unit shipments, according to industry analyst Gartner Dataquest's recently released 2002 MICROCONTROLLER MARKET SHARE AND UNIT SHIPMENTS report++. From 2001 to 2002, unit sales for Microchip's PIC(R) microcontrollers grew 30 percent, despite challenging business conditions, enabling us to attain the number one ranking.

o Microchip set a new quarterly record for shipments of development tools with 12,187 shipped. Sales were led by strong contributions from MPLAB(R) In Circuit Debugger (ICD) 2 and PICkit(TM) 1 Flash Starter Kit. Total cumulative development system shipments now stand at 274,181.

o Microchip was named a finalist in the Best Sales Organization category for the American Business Awards. Nicknamed the Stevies(TM), The American Business Awards are the first national, all-encompassing business awards program honoring great performances in the workplace.

o Microchip announced the PICDEM(TM) 4 Demonstration Board for the Company's low pin-count PIC(R) Flash microcontrollers, including the recently launched PIC16F and PIC18F microcontroller families

                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

     that feature NANOWATT TECHNOLOGY. For $129, designers receive a demonstration tool that offers multiple socket options for increased flexibility and immediate programming and debugging.

o Microchip introduced three microcontrollers with integrated transmitters and two receivers, which offers a complete system solution for short-range, uni-directional RF communication supporting frequency bands ranging from 260 - 930 MHz. By combining the rfPIC12F675 microcontroller/transmitters with either the rfRXD0420 receiver or rfRDX0920 receiver, users can easily create a wireless uni-directional communication link for embedded control applications, which can also be combined with the Company's existing rfPIC(TM) devices and KEELOQ(R) encoders to create remote sense and control applications.

o At the April Embedded Systems Conference in San Francisco, Microchip demonstrated the following products: the PS401/2 PowerSmart(R) Smart Battery System; its first Programmable Gain Amplifier (MCP6S2X); the fixed speed 9600-Baud Infrared Data Association(R)-Standard protocol stack controller (MCP2140); PIC16F microcontrollers featuring NANOWATT TECHNOLOGY; rfPIC transmitters/receivers; PICDEM(TM)4 Demonstration Board; Application Maestro(TM) Software; the MPLAB(R) In-Circuit Emulator (ICE) 4000; and the PICkit(TM) 1 Starter Kit.

o The Company expanded its fan-speed control and fan-fault detection family, which features a proprietary fan auto-restart functionality that enables the device to continuously initiate a restart during a fan-fault condition. In addition to simplifying system design by eliminating the need for resetting the fan after a fan-fault condition occurs, the TC64xB devices also enable the user to set a minimum fan speed threshold (TC642B and TC647B) or an auto-shutdown threshold (TC646B, TC648B, and TC649B) to control fan operation when the operating temperature falls to lower levels. The TC642/6/8B devices assert an over-temperature signal to indicate a possible over-heating condition.

o Microchip unveiled the low-cost PIC18FXX20 64- and 80-pin TQFP Demonstration Board, the Company's first demonstration board designed for its high pin-count PIC18F Flash microcontrollers. Fully functional right out of the box, the tool demonstrates the digital and analog peripherals of the PIC18FXX20 Flash microcontrollers, and allows for rapid and easy prototyping without the need to design a printed circuit board to support the included PIC18F8720 Flash microcontroller.

                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

o Expanding its popular PIC18F Flash family, Microchip introduced the PIC18F6520 and PIC18F8520 microcontrollers in 64- and 80-pin TQFP packages with a low-cost 32Kb memory device featuring Microchip's PMOS Electrically Erasable Cell (PEEC) process technology that provides best-in-class erase/write endurance, retention, and disturb reliability for both program and on-chip data EEPROM memory. These new devices are also code-compatible with Microchip's PIC18F452 and PIC18F8720 families of Flash devices, enabling designers to re-use software and hardware in existing platforms, thus lowering overall development costs and time-to-market issues.

o Microchip revealed the TC1017 150mA low dropout regulator (LDO) in a tiny, space-saving SC-70 package. Designers can now replace SOT-23 LDOs with a 50 percent smaller footprint solution without compromising performance. The features of this new device improve system performance, reduce board space and minimize system cost, which makes the TC1017 one of the best SC-70 LDO choices for any battery-operated application.

SECOND QUARTER FISCAL YEAR 2004 OUTLOOK:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Continuing low visibility in the global semiconductor industry makes it very difficult to predict demand and other related matters. Microchip will make available a Mid-Quarter Update on September 16, 2003 after market close by posting the information on the Company's web site. The information will not be contained in a press release sent over the wire services, and will only be posted to the Company's web site at www.microchip.com. Those who do not have Internet access may call Microchip's Investor Relations Hotline at 480-792-7761 for a recorded summary of the Mid-Quarter Update. See "Conference Call and Updates" section below for details.

o Net sales for the second fiscal quarter ending September 30, 2003 are currently anticipated to be between $163 and $171 million (up approximately 1% to 6% sequentially).

o Gross margins for the second fiscal quarter ending September 30, 2003 are expected to be approximately 54%. Generally, gross margins will fluctuate over time, driven primarily by the mix of

                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

     microcontrollers, analog products and memory products sold; manufacturing yields; fixed cost absorption; wafer fab loading levels; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.

o Operating expenses for the second fiscal quarter ending September 30, 2003 are expected to be between $42.7 and $43.4 million. Operating expenses fluctuate over time, primarily due to revenue and profit levels.

o The tax rate for the second fiscal quarter ending September 30, 2003 is anticipated to be approximately 25.5%.

o Earnings per diluted share for the second fiscal quarter ending September 30, 2003 are anticipated to be between 16 and 18 cents.

o Inventories at September 30, 2003 are anticipated to be approximately 124 days. The level of inventories fluctuates over time, primarily due to sales volume and overall capacity utilization.

o Capital expenditures for the quarter ending September 30, 2003 are expected to be approximately $10 million, and capital expenditures for fiscal year 2004 are expected to total approximately $40 to $45 million. The level of capital expenditures varies from time to time as a result of actual and anticipated business conditions.

o Based on cash projected to be generated from operations and current projected capital expenditure levels, we expect to add approximately $50 million to our existing cash balances during the quarter ending September 30, 2003, subject to stock repurchases, if any.

o Microchip announced on August 7, 2002 that its Board of Directors had authorized a stock buy-back of up to 2.5 million shares. Microchip has been buying stock in the open market since that date. To date, 1,392,200 shares have been repurchased at a cost of $29.6 million. Future purchases will depend upon market conditions and corporate considerations.

                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands except per share amounts)

                                                    Three Months Ended June 30,
                                                    ---------------------------
                                                      2003               2002
                                                    --------           --------

Net sales                                           $161,283           $157,544
Cost of sales                                         74,007             75,177
                                                    --------           --------
   Gross profit                                       87,276             82,367

Operating expenses:
   Research and development                           21,282             21,560
   Selling, general and administrative                22,115             21,941
                                                    --------           --------
                                                      43,397             43,501


Operating income                                      43,879             38,866
Other income, net                                      1,074              1,250
                                                    --------           --------
Income before income taxes                            44,953             40,116
Income taxes                                          11,463             10,057
                                                    --------           --------

Pro forma net income                                $ 33,490           $ 30,059
                                                    --------           --------

Pro forma basic net income per share                $   0.16           $   0.15
                                                    --------           --------
Pro forma diluted net income per share              $   0.16           $   0.14
                                                    --------           --------

Basic shares used in calculation                     203,903            201,292
                                                    ========           ========
Diluted shares used in calculation                   210,157            211,527
                                                    ========           ========


                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

The following table sets forth a reconciliation of pro forma results to GAAP results:

               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
           RECONCILIATION OF PRO FORMA NET INCOME TO REPORTED RESULTS
                                   (unaudited)
                     (in thousands except per share amounts)


                                                                       Three Months Ended June 30,
                                                                       ---------------------------
                                                                          2003              2002
                                                                       ---------         ---------
Pro forma net income                                                   $  33,490         $  30,059

Special charges:
   (a) Cost of sales - accelerated depreciation for Fab 1                 30,608                 0
   (b) Cost of sales - Fab 1 related charges including severance,
         material and other costs                                          1,147                 0
   (c) Operating expenses - contract cancellations, severance
         and other related costs                                           1,612                 0
   (d) In process research and development charge                              0             9,300
   (e) Tax benefit                                                       (13,347)                0
                                                                       ---------         ---------
                                                                          20,020             9,300
Income before cumulative effect
   of change in accounting principle                                      13,470            20,759

Cumulative effect of change in accounting principle                            0            11,443
                                                                       ---------         ---------

Net income                                                             $  13,470         $   9,316
                                                                       ---------         ---------
Basic net income per share
   Pro forma net income                                                $    0.16         $    0.15
   Special charges                                                         (0.09)            (0.05)
   Cumulative effect of change in accounting principle                      0.00             (0.05)
                                                                       ---------         ---------
   Net income                                                          $    0.07         $    0.05

Diluted net income per share
   Pro forma net income                                                $    0.16         $    0.14
   Special charges                                                         (0.10)            (0.04)
   Cumulative effect of change in accounting principle                      0.00             (0.06)
                                                                       ---------         ---------
   Net income                                                          $    0.06         $    0.04

Basic shares used in calculation                                         203,903           201,292
                                                                       =========         =========
Diluted shares used in calculation                                       210,157           211,527
                                                                       =========         =========

                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

CONFERENCE CALL AND UPDATES:

Microchip will host a conference call today, July 17, 2003 at 5:00 p.m. (Eastern
Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until July 24, 2003.

A telephonic replay of the conference call will be available at approximately 9:00 p.m. (Eastern Time) July 17, 2003 and will remain available until 5:00 p.m. (Eastern Time) on Thursday, July 24, 2003. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 474717.

Microchip will make a second quarter Mid-Quarter Update available after market close on Tuesday, September 16, 2003. This update will only be posted on the Company's website at www.microchip.com. The information will not be contained in a formal press release sent over the wire services. Those who do not have access to the Internet may contact Microchip's Investor Relations department after market close on September 16, 2003 at 480-792-7761 to hear a recorded summary of the business update.

CAUTIONARY STATEMENT:

The statements in this release relating to the expected declaration of a quarterly cash dividend within the next week, the establishment of fab capacity levels reducing inventory levels, our anticipation of being at the top end of our target range of 110 days inventory by the end of the fiscal year, our anticipation of further strengthening of our business model in the September quarter, Asia and the Americas being our strongest geographies in the September quarter, our expectation to grow net sales sequentially between 1 to 6% in the September quarter, low visibility in the global semiconductor industry continuing to make it difficult to predict demand and other related matters, and the statements containing our guidance for the quarter ending September 30, 2003 with respect to net sales, revenue, gross margins, operating expenses, tax rate, earnings per share, days of inventory, capital expenditures for the quarter ending September 30, 2003 and for fiscal year 2004, additions to cash balances, and any potential future stock repurchases are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the rate of the recovery in the overall economy and the uncertainty of current economic and political conditions; the potential for unanticipated

                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

effects from the closure of Fab 1 to impact our performance, including customer concerns, productivity and the retention of key employees; changes in customer order patterns and seasonality; changes in demand for our products and the products of our customers; pricing pressures; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the level of orders that are received and can be shipped in a quarter; the level and timing at which design wins become actual orders and sales; fluctuations in our business during the last month of the quarter; the level of sell-through of our products through distribution in any particular fiscal period; disruptions in international transport or delivery occasioned by terrorist activity, armed conflict, war or an unexpected increase in the price of, or decrease in supply of, oil; impact of events outside the United States, such as the business impact of fluctuating currency rates or unrest or political instability; general industry conditions; the impact on our business and on customer order patterns due to public health concerns (such as the SARS virus); our ability to maintain operating margins; market acceptance of our new products and those of our customers; competitive factors, such as competing architectures and manufacturing technologies and acceptance of new products in the markets we generally serve; the costs and outcome of any litigation involving intellectual property, customer and other issues; changes in utilization of our current manufacturing capacity; unanticipated costs in bringing Fab 4 on-line; timely facilitization of Fab 4, including the availability of equipment and other supplies; our ability to ramp products into volume production at Fab 4; and the ability to attract and retain qualified personnel in the Gresham, OR area.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Form 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and any other relevant documents for free at Microchip's Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 17, 2003 press release, or to reflect the occurrence of unanticipated events.

                                  - - MORE - -

MICROCHIP TECHNOLOGY
REPORTS FIRST QUARTER
FISCAL YEAR 2004 RESULTS

ABOUT MICROCHIP:

Microchip Technology Inc. is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

----------
++ GARTNER DATAQUEST, 2002 MICROCONTROLLER MARKET SHARE AND UNIT SHIPMENTS, TOM STARNES, JUNE 2003.


    The Microchip logo and name, PIC, PICmicro, KEELOQ, MPLAB, and PowerSmart are registered trademarks of Microchip Technology Incorporated. rfPIC, PICkit, PICDEM and Application Maestro are trademarks of Microchip
                  Technology Incorporated. All rights reserved.
              The Stevie award is a trademark of Stevie Awards Inc.
       Infrared Data Association (IRDA) is a registered trademark with the
                           Infrared Data Association.

                                  - - END - -

               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (Unaudited)
                    (in thousands except per share amounts)

                                                                  Three Months Ended June 30,
                                                                  ---------------------------
                                                                     2003              2002
                                                                  ---------         ---------
Net sales                                                         $ 161,283         $ 157,544
Cost of sales                                                       105,762            75,177
                                                                  ---------         ---------
   Gross profit                                                      55,521            82,367

Operating expenses:
   Research and development                                          21,282            21,560
   Selling, general and administrative                               22,115            21,941
   In process research & development charge                               0             9,300
   Special charges                                                    1,612                 0
                                                                  ---------         ---------
                                                                     45,009            52,801

Operating income                                                     10,512            29,566

Other income, net                                                     1,074             1,250
                                                                  ---------         ---------

Income before income taxes                                           11,586            30,816

Income taxes                                                         (1,884)           10,057
                                                                  ---------         ---------

Income before cumulative effect of change in accounting principle    13,470            20,759

Cumulative effect of change in accounting principle                       0            11,443
                                                                  ---------         ---------

Net income                                                        $  13,470         $   9,316
                                                                  ---------         ---------

Basic net income per share                                        $    0.07         $    0.05
                                                                  ---------         ---------

Diluted net income per share                                      $    0.06         $    0.04
                                                                  ---------         ---------

Basic shares used in calculation                                    203,903           201,292
                                                                  =========         =========
Diluted shares used in calculation                                  210,157           211,527
                                                                  =========         =========

               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                     ASSETS

                                                         June 30,     March 31,
                                                            2003         2003
                                                         ----------   ----------
                                                         (Unaudited)
Cash and short-term investments                          $  272,602   $  216,511

Accounts receivable, net                                     88,168       95,387

Inventories                                                 108,287      102,344

Other current assets                                        192,801      194,867
                                                         ----------   ----------

     Total current assets                                   661,858      609,109


Property, plant & equipment, net                            719,331      767,933

Other assets                                                 51,206       51,233
                                                         ----------   ----------

     Total assets                                        $1,432,395   $1,428,275
                                                         ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities           $  138,663   $  144,142

Deferred income on shipments to distributors                 70,775       70,988
                                                         ----------   ----------

     Total current liabilities                              209,438      215,130

Long-term debt and deferred taxes                            28,526       34,196

Stockholders' equity                                      1,194,431    1,178,949
                                                         ----------   ----------

Total liabilities and stockholders' equity               $1,432,395   $1,428,275
                                                         ==========   ==========